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                                                                   EXHIBIT 10(b)

                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


     We hereby consent to the reference to our firm included in the prospectus and statement of additonal information of Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc. filed as part of Post-Effective Amendment No.1 to the Registration Statement on Form N-1A (File No. 333-68879) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Pre-Effective Amendment No.1 to the Registration Statement on Form N-1A (File No. 333-68879).


                                         /s/ SWIDLER BERLIN SHEREFF FRIEDMAN,LLP
                                            Swidler Berlin Shereff Friedman, LLP



New York, New York
March 31, 2000